EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24B-2

Certain portions, indicated by [*****], of this exhibit have been omitted pursuant to Rule 24b-2 of the Securities Act of 1934. The omitted materials have been filed separately with Securities and Exchange Commission.

TISSUE RECOVERY AGREEMENT

THIS TISSUE RECOVERY AGREEMENT (this “Agreement”), effective on this 21st day of January, 2005 (“Effective Date”), is by and between Regeneration Technologies, Inc., a Delaware corporation having its principal place of business at 11621 Research Circle, Alachua, Florida (“RTI”), and Southeast Tissue Alliance, Inc., a Florida not-for-profit corporation having its principal place of business at 6241 NW 23rd Street, Suite 400, Gainesville, Florida (“SETA”).

WITNESSETH

WHEREAS, RTI and SETA were parties to that certain agreement entitled, the “Tissue Recovery Agreement” made and entered into by the parties effective as April 15, 1999, and as amended by letters dated January 19, 2001, and December 19, 2001; (the “Previous Agreement”) attached hereto as Exhibit “A”; and

WHEREAS, the parties wish to replace the Previous Agreement with this Agreement; and

WHEREAS, RTI recovers and processes human donor tissue and has arrangements with third parties to distribute the resulting allograft tissue for implant surgeries throughout the world; and

WHEREAS, SETA desires to recover and provide human tissue to RTI for processing allograft tissue and for conducting research, and both parties desire to cooperate to increase the amount of human tissue available for the production by RTI and distribution of allograft tissue.

NOW, THEREFORE, in view of the representations made above and in consideration of the terms and conditions set forth below, the parties agree as follows:

ARTICLE I -General Obligations

1.1 Upon the effective date of this Agreement the parties acknowledge that the Previous Agreement has been terminated, except that indemnification provisions of the Previous Agreement shall survive its termination.

1.2 As consideration for RTI entering into this Agreement, for the term of this Agreement SETA shall:

a. Use reasonable efforts to maximize the number and amount of human tissue within RTI’s Donor Acceptance Criteria and Standard Operating Procedures (“DAC/SOP”) for tissues described in Exhibit “C” (Exclusive Tissues”) and that SETA recovers from its current recovery agreements with the hospitals, medical examiners and funeral homes listed in Exhibit “B” (hereinafter “Exclusive Territories”) solely and exclusively to RTI, at the “Recovery Fees” as set forth in Exhibit “C” and as such fees may be amended on an annual basis in accordance with Article 1.8 of this Agreement;

b. have the right to supply the remaining 100% of all tissue recovered by SETA outside the Exclusive Territories to the processor of SETA’s choice;

c. Notwithstanding SETA’s obligation to supply Exclusive Tissue recovered in the Exclusive Territories, SETA may supply such Exclusive Tissue to another processor:

(1) selected by a donor hospital in the event that a hospital requests in writing that the tissue be processed by an entity which supplies the resulting allograft tissue for implant surgeries to the donor hospital; or

(2) if the tissue is deemed rejected by RTI because it is out of their medical criteria.

(3) Provided however, that SETA shall do nothing to encourage or otherwise cause any donor, any donor family, or any donor hospital to select a tissue processor other than RTI, except as specifically required by law. Provided further that SETA shall reimburse RTI for all shipping and storage costs incurred by RTI for tissue which is sent to a processor other than RTI;

d. diligently endeavor to provide human donor tissues to RTI which meet or exceed RTI’s DAC/SOP requirements for quality control, quality assurance, and other specifications set forth in RTI’s DAC/SOP as are currently in effect; RTI may modify the DAC/SOPs after reasonable written notice to SETA;

e. use reasonable efforts to maintain and expand its tissue recovery efforts in the Exclusive Territories and not enter or attempt to enter into tissue recovery agreements with any source of human donor tissue with which RTI currently engages in donor recovery activities which are set forth in Exhibit “D”, without the prior written consent of RTI and such consent shall not be unreasonably withheld, provided however, SETA shall be permitted to enter into agreements with any source of human donor tissue for the purpose of obtaining tissue to be used solely for research as long as all tissue which is suitable for processing is made available to RTI under the applicable terms of this agreement;

f. not solicit or attempt to employ any person who is at the time an employee or agent of RTI or who has been during the previous one year period, without express written approval of RTI; and

g. not interfere with or assert any rights with respect to RTI’s past, current or future arrangements or contracts with any RTI Distributors.

1.3 In the event RTI determines that any Exclusive Tissue to be “out of criteria” according to RTI’s then current DAC/SOP, such tissue shall no longer be subject to this Agreement.

1.4 On or about the effective date herein, SETA shall provide RTI with a copy of SETA’s donor-related recovery and screening forms and the parties will work together to make form related changes as required by RTI.

1.5 RTI and SETA shall be given reasonable access on a semi-annual basis to inspect such books and records of SETA and RTI, respectively, necessary to verify adherence with the terms of this agreement.

1.6 As consideration for SETA entering into this Agreement with RTI, RTI shall:

a. use commercially reasonable efforts to assure that hospitals that are sources of donor tissue recovered by SETA have access to allograft tissue processed by RTI on a commercially reasonable basis. SETA acknowledges that RTI processes tissue that is distributed through a limited number of distributors, including Medtronic Sofamor Danek USA, Inc., Stryker Endoscopy, Inc., and Exactech, Inc., and such distributors may be changed from time to time (the “RTI Distributors”);

b. not directly or indirectly, or through any subsidiary, affiliate, or joint venture:

(1) interfere with SETA’s contractual tissue recovery operations in the hospitals, medical examiners or funeral homes with which SETA has a contractual or ongoing business relationship for donor recovery services, without the prior written consent of SETA, and such consent shall not be unreasonably withheld;

(2) recover tissue or contract with any other recovery agency to recover tissue in the Exclusive Territories without the prior written consent of SETA, and such consent shall not be unreasonably withheld;

(3) distribute or otherwise transfer any unprocessed tissue received from SETA to any third party whose purpose is to process and distribute such tissue, provided however RTI shall be permitted to distribute tissue which is in excess of its processing needs.

(4) do anything to encourage or otherwise cause any hospital or other recovery source or agency in the Exclusive Territory to select a tissue donor recovery agency other than SETA;

(5) solicit for employment, or attempt to employ, any person who is at the time an employee or agent of SETA or who has been during the previous one year period without the express written approval of SETA;

(6) nothing herein, however, shall otherwise prevent RTI from obtaining tissue from any other source outside the Exclusive Territories.

c. for the term of this Agreement, accept all Exclusive Tissue and reimburse SETA for tissue provided by SETA meeting RTI’s DAC/SOP, under the terms and conditions set forth herein; and

d. RTI agrees that any and all wholly-owned subsidiaries of RTI, whether or not such subsidiary exists today or is to be formed or acquired in the future, shall guarantee the payment obligations of RTI as set forth in Article III herein, and RTI shall, cause such subsidiaries to execute any and all documents necessary to effect the intent of such agreement to guarantee such payment obligation; provided however, such guarantee by such subsidiary shall continue only during the time period that such subsidiary is wholly owned directly or indirectly by RTI.

e. in the event that the donor family specifically requests that the tissue be processed by a not-for-profit entity, in which case RTI shall send the Exclusive Tissue to a not-for-profit processor selected by RTI.

1.7 In the event that RTI desires to receive any tissues from SETA, which are not listed on Exhibit C, RTI shall provide SETA with thirty (30) days advance notice of such tissue need.

1.8 On or about April 1, 2005 and on or about April 1 of each subsequent year the Recovery Fees set forth on Exhibit C shall be adjusted upward based on the percentage change in the Consumer Price Index for medical care services (U.S. city average, all urban consumers, medical care services, published by the U.S. Bureau of Labor Statistics or its successors) (“CPI-H”) for the immediately preceding year. Specifically, the percentage change shall be the percentage determined by dividing the change in the (CPI-H) for the immediately preceding 12 months ending on March 31st by the (CPI-H) as of March 31st at the beginning of the period. The following hypothetical example illustrates the computation of the percentage change to be determined to be effective April 1, 2005.

CPI for March 2005	136.0

Less: CPI for March 2004	129.9

Equals index point change	6.1

Divided by March 2004 CPI	129.9

Equals	0.047

Results multiplied by 100	0.047	x 100

Equals percent change	4.7

1.9 Notwithstanding the above annual recovery fee increases, in the event SETA incurs an unforeseen extraordinary increase in third party expenses, the parties agree to negotiate in good faith reimbursement of such expenses as long as they are in effect.

ARTICLE II -Acceptance and Rejection of Tissues

2.1 RTI shall accept tissue from SETA if such tissues meet or exceed the requirements set forth in RTI’s DAC/SOPs, and in the event that any tissues provided or expected to be provided to RTI by SETA do not meet such requirements, as determined by RTI, and RTI rejects such tissue within thirty (30) days of SETA providing all necessary information to RTI for RTI to make a medical determination whether to accept or reject the tissue, SETA shall have the right to make such tissues available to any third party.

2.2 In the event that RTI rejects any tissue supplied by SETA due to a failure to meet the requirements set forth in RTI’s DAC/SOPs, RTI shall notify SETA in writing of such rejection(s) within thirty (30) days of SETA providing all necessary information to RTI for RTI to make a medical determination whether to accept or reject the tissue, and state the reason(s) for such rejection(s). RTI shall retain such tissue for a minimum of thirty (30) days prior to any disposition of rejected tissues. After the expiration of thirty (30) days following SETA’s receipt of RTI’s notice of rejection RTI shall destroy such tissue or designate said tissue for research if applicable.

ARTICLE III -Fees and Payments

3.1 Recovery Fees for Exclusive Tissue payable by RTI to SETA for amounts due under this Agreement for recovery services shall be based upon the fees then currently in effect set forth in Exhibit C and paragraph 1.8, and such payment shall be made in accordance with this Article 3.1.

a. Invoices are payable weekly within thirty (30) days of the invoice date. Rejection credits will be deducted from the second weekly check of each month.

b. SETA shall be responsible for and shall pay all shipping and packaging costs associated with providing donors or donor tissue to RTI under this Agreement.

c. SETA shall provide all documentation to RTI necessary to perform the master donor chart review and medical director rejection or release. Both RTI and SETA shall use their best efforts to obtain medical releases promptly.

d. Payments due on invoices commencing on the Effective Date of this Agreement to either party under this Article III which are more than thirty (30) days past due shall bear interest at a rate equal to Bank of America Prime rate plus 2%.

ARTICLE IV –Term and Termination

4.1 The term of this Agreement shall be for a period of five (5) years commencing with the effective date set forth above.

4.2 Either party hereto may terminate this Agreement early: (a) due to a material breach by the other party of any of its obligations or covenants hereunder upon thirty (30) calendar days written notice to the breaching party of its intent to so terminate if such breaching party fails to remedy such breach within such thirty (30) calendar days, or if such breach cannot be remedied within such thirty (30) calendar days, only if such breaching party has not undertaken good faith efforts to remedy such breach; (b) immediately upon the insolvency or filing for bankruptcy by the other party; or (c) upon the mutual written consent of the parties.

ARTICLE V – Warranty, Indemnity and Other Representations

5.1 Both parties represent and warrant that the rights granted herein do not violate any rights previously granted by either party to any third party.

5.2 SETA warrants that it will carry out its obligations under this Agreement in full compliance with all applicable federal, state and local laws, rules and regulations relating thereto within the United States, including, but not limited to, the regulations interpreting the Health Insurance Portability and Accountability Act (45 CFR 164.512(h)), regulations promulgated by the Food and Drug Administration and Centers for Medicare and Medicaid Services, the rules issued by the Joint Commission for Accreditation of Healthcare Organizations, the Federal Food, Drug and Cosmetic Act (including Good Tissue Practices Regulations), the National Organ Transplant Act, FDA tissue regulations, and standards of the American Association of Tissue Banks.

5.3 SETA warrants to RTI that all tissues are screened according to local, state, federal regulations in force at the time of recovery.

5.4 SETA shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold RTI, RTI Affiliates (as hereinafter defined), or any of its assigns, harmless against all claims and expenses, including legal expenses and reasonable attorney fees, arising out of any other claims, proceeding, demand, expense, loss, and liability of any kind whatsoever including any breach of its obligations hereunder (collectively, “RTI Losses”) resulting from the activities of SETA under this Agreement, except where such RTI Losses result solely from RTI’s gross negligence or willful misconduct. As used in this Agreement, “RTI Affiliates” shall mean RTI’s directors, officers, agents and employees. Notwithstanding the above, RTI, at all times, reserves the right to retain counsel of its own, at its own expense, to defend RTI’s interests. This Article 5.4 shall survive the termination of this Agreement.

5.5 RTI shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold SETA, SETA Affiliates (as hereinafter defined), or any of its assigns, harmless against all claims and expenses, including legal expenses and reasonable attorney fees, arising out of any other claims, proceeding, demand, expense, loss, and liability of any kind whatsoever including any breach of its obligations hereunder (collectively, “SETA Losses”) resulting from the activities of RTI under this Agreement, except where such SETA Losses result solely from SETA’s gross negligence or willful misconduct. As used in this Agreement, “SETA Affiliates” shall mean SETA’s directors, officers, agents and employees. Notwithstanding the above, SETA at all times reserves the right to retain counsel of its own, at its own expense, to defend SETA’s interests. This Article 5.5 shall survive the termination of this Agreement.

5.6 Each party warrants that it now maintains and will continue to maintain liability insurance coverage in an amount of at least one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate. Each party shall provide the other party with at least thirty (30) days written notice of any change or cancellation of such insurance coverage.

5.7 SETA represents that for the term of this Agreement, SETA maintains current licensure/registration with applicable state and federal agencies, and is either Accredited by the American Association of Tissue Banks (AATB) or meets AATB Standards. Evidence of current licensure/registration will be provided upon request.

ARTICLE VI - Assignment

6.1 This Agreement has been entered into by RTI and SETA in reliance upon the particular qualifications of each party and is personal to each party. Neither this Agreement, nor any rights or obligations hereunder, may be assigned, pledged or encumbered by SETA or RTI without the express prior written approval of the other party, provided that such approval shall not be unreasonably withheld. RTI may assign this Agreement to a third party without the prior consent of SETA provided that (i) such third party provides in written form to SETA reasonably satisfactory evidence that the third party is of equal or better financial condition than RTI, and (ii) such third party agrees to provide such written assurances to SETA and agrees to execute such agreements to meet the obligations of RTI under this Agreement.

ARTICLE VII - Miscellaneous

7.1 A waiver of any specific breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

7.2 The right of either party to terminate under the provisions of this Agreement shall not be an exclusive remedy, and either party shall be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this Agreement, and/or to an order requiring performance of the obligations of this Agreement.

7.3 Nothing herein shall be deemed to create an agency, joint venture or partnership relationship between the parties hereto.

7.4 This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida.

a. Any dispute among the parties arising out of or in connection with this Agreement or any other agreement, instrument or other document delivered pursuant to this Agreement, or any alleged breach hereof or thereof (other than a dispute in respect of which there is a reasonable likelihood of irreparable harm and as to which a party may seek a temporary restraining order or injunctive relief) shall be submitted for discussion and possible resolution by senior officers of each such party.

b. if within a period of 15 days after submission of a matter in accordance with clause (a) hereof the respective senior officers are unable to agree upon a resolution, either party may within 15 days after the aforesaid 15-day period elect to require the submission of the dispute to mediation in Gainesville, Florida or another location as agreed by the parties using a mediator acceptable to both parties and if the parties cannot agree on a mediator then the parties will agree to utilize a mediator from the firm of Upchurch, Watson, White and Max in Daytona Beach, Florida. The parties shall bear their respective costs incurred in connections with this procedure including the fees and expenses of the mediator.

c. If the dispute cannot be resolved through mediation within ninety (90) days after submission of a matter to mediation, and the liability or damages at issue in the dispute is less than or equal to [******], the parties agree that such dispute will be resolved by binding private arbitration under rules administered by the American Arbitration Association. Unless otherwise agreed to in writing by the parties, such arbitration shall be held in Gainesville, Florida and will consist of a single arbitrator agreed to by the parties, or if the parties cannot agree, an arbitrator shall be assigned by AAA. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

d. If the dispute cannot be resolved through mediation within ninety (90) days after submission of a matter to mediation, and the liability or damages at issue in the dispute is greater than [*****], either party may file an action in court in accordance with Article 7.4 e. Any filings containing confidential proprietary information of either party shall be filed under seal and the parties agree to negotiate a protective order as to all proprietary confidential information.

e. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida and the parties agree that: a) they are subject to the jurisdiction of the State and Federal courts located within the State of Florida; b) the exclusive venue for actions seeking relief under this Agreement shall be the Circuit Court for Alachua County, Florida or the United States District Court having jurisdiction over Alachua County, Florida; and c) in any action brought to enforce or interpret the rights or obligations relating to this Agreement the prevailing party in such action shall be entitled to an award of it’s reasonable attorney’s fees and costs including presuit and appellate attorney fees and cost from the non-prevailing party.

f. The terms of the Article 7.4 shall survive the termination of this Agreement.

7.5 This Agreement may be amended only by a written document signed by authorized representatives of both parties.

7.6 Each party hereto agrees to execute, acknowledge and deliver all such further instruments as may be necessary or appropriate to carry out the intent and purposes of this Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, legal representatives, successors and permitted assigns.

7.7 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8 Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding. In the event a part or provision of this Agreement is held unenforceable or in conflict with the law affecting consideration to either party, the parties agree to negotiate in good faith to amend such part or provision in a manner consistent with the intention of the parties as expressed in this Agreement.

7.9 Neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts or occurrences beyond the control of the non-performing or delayed party including, but not limited to, acts of God, acts of government, terrorism, wars, riots, strikes or other labor disputes, shortages of labor or materials, fires and floods, provided the non-performing or delayed party provides to the other party written notice of the existence and the reason for such nonperformance or delay. The nonperformance or delay by either party in excess of one hundred eighty (180) days shall constitute cause for termination of this Agreement with such notice given in writing by one party to the other.

7.10 Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party by the other party shall be in writing and delivered or sent to:

RTI:	Brian K. Hutchison, President and CEO
Regeneration Technologies, Inc.
Post Office Box 2650
11621 Research Circle
Alachua, FL 32615

Copy:	Jeffrey M. Schumm, General Counsel
Regeneration Technologies, Inc.
Post Office Box 2650
11621 Research Circle
Alachua, FL 32615

SETA:	Lawrence A. Hopkins, President and CEO
Southeast Tissue Alliance, Inc.
6241 NW 23rd Street, Suite 400
Gainesville, FL 32653

Copy:	Janet Ailstock, P.A.
2615 NW 5th Place
Gainesville, FL 32607

7.11 Each party may change its address for purposes of this Agreement by written notice to the other party. All notices or other communications shall be deemed duly served and given on the date when personally delivered to the party to whom it is directed, when sent by FedEx or other reasonably similar courier, or when deposited in the United States mail, first class, postage prepaid, and addressed to the party at the address in Article 7.10 herein.

7.12 Absent express, prior written permission by both parties, the parties to this Agreement, their officers, directors, attorneys, employees and agents shall strictly maintain the confidentiality of, and shall not disclose to any third party, the terms of this Agreement except, the parties and their officers, directors, attorneys, employees and agents shall also maintain the confidentiality of any personal data of donors, any processes, patent applications, technical, financial or business information, whether general or otherwise, which is disclosed to it by the other party and which is normally treated as confidential by such other party. The parties shall use their best efforts to assure compliance with the requirements of this Article 7.12 by their officers, directors, attorneys, employees and agents. This Article 7.12 shall survive the termination of this Agreement.

7.13 This Agreement shall be executed by each party in duplicate originals, each of which shall be deemed an original, but both originals together shall constitute only one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate on the signature page hereof.

Regeneration Technologies, Inc.

By:
Name/Title:	Brian K. Hutchison, Chairman, President and CEO
Date:

Southeast Tissue Alliance, Inc.

By:
Name/Title:	Lawrence A. Hopkins, President
Date:

Exhibit A

Previous Agreements

Tissue Recovery Agreement made and entered into by the parties effective as April 15, 1999, and as amended by letters dated January 19, 2001, and December 19, 2001; (the “Previous Agreement”) attached hereto as Exhibit “A”.

Exhibit B

SETA Exclusive Territories

Hospitals, Medical Examiners and Funeral Homes

A.	Florida Hospitals

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Medical Examiners:

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Funeral Homes:

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Exhibit C

Reimbursement Schedule and Terms

Exhibit D

RTI Donor Recovery Areas

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